UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	[X]	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

fuboTV Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPPLEMENT TO PROXY STATEMENT

On June 10, 2021, fuboTV Inc. (the “Company”) convened its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the time of the Annual Meeting, there were insufficient votes represented by proxy or virtually to constitute a quorum for the transaction of business at the Annual Meeting. Accordingly, the Annual Meeting was adjourned to allow for additional time to establish a quorum. The reconvened Annual Meeting will be held at 12:00 p.m. Eastern Time on July 14, 2021 at www.virtualshareholdermeeting.com/FUBO2021. For information on how to attend the reconvened Annual Meeting online and submit questions during the meeting, please see the information in our definitive proxy statement filed with the SEC on April 28, 2021. During the period of adjournment, the Company will continue to accept shareholder votes and any shareholders who have not yet voted are encouraged to do so. Any shareholders who have already voted or submitted a proxy do not need to take any further action unless they wish to change their vote.